Press Release

BAYCOM CORP ANNOUNCES CASH DIVIDEND

WALNUT CREEK, California, August 18, 2022 – BayCom Corp (NASDAQ: BCML) (“BayCom” or the “Company”), the parent company of United Business Bank, today announced that its Board of Directors declared a quarterly cash dividend of $.05 per share on the Company's outstanding common stock. The cash dividend will be payable on October 14, 2022 to shareholders of record as of the close of business on September 16, 2022.

Safe-Harbor Statement

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business and ability to continue paying dividends. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in BayCom's Annual Report on Form 10-K for the year ended December 31, 2021. Such forward-looking statements speak only as of the date of this release. BayCom expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company's expectations of results or any change in events.

CONTACT:

BayCom Corp

Keary Colwell, 925-476-1800

kcolwell@ubb-us.com

Source: BayCom Corp